UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 5, 2010 (December 30, 2009)

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective as of December 30, 2009, each of the executive officers of Amedisys, Inc., a Delaware corporation (the “Company”), listed below entered into an Amended and Restated Employment Agreement with the Company, amending and restating and replacing in their entireties their previous respective Employment Agreements with the Company each dated December 19, 2007 (collectively, the “Original Agreements”):

William F. Borne – Chief Executive Officer

Dale E. Redman – Chief Financial Officer

Jeffrey D. Jeter – Chief Compliance Officer

Each of the Amended and Restated Employment Agreements was approved by the Company’s Board of Directors upon the recommendation and approval of the Compensation Committee of the Board of Directors. The primary purpose of amending and restating the Original Agreements was to ensure that performance-based compensation elements (annual bonus and performance-based equity awards) related to certain termination events comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), including a 2008 Internal Revenue Service Revenue Ruling (2008-13) that impacts compensation tied to performance periods beginning after January 1, 2009.

Specifically, the amendments to each of the Original Agreements appearing in the Amended and Restated Employment Agreements were designed to (i) comply with the Revenue Ruling identified above and applicable Code Section 162(m) rules and regulations regarding deductibility of executive compensation in excess of $1 million and to preserve meaningful cost savings for the Company, (ii) clarify the timing of certain payments and distributions to the executive officers described in the Original Agreements, in furtherance of the requirements of Section 409A of the Code, (iii) add the Company’s top-tier holding company, Amedisys Holding, L.L.C., as a party to each agreement and (iv) make additional, non-substantive conforming and clarifying changes (including updating the list of counties and parishes appearing in Attachment 2 – “Restricted Areas”). In each case, the term of the agreements has remained the same (the Amended and Restated Employment Agreements continue to expire on the third anniversary of the Original Agreements, or on December 19, 2010).

The above description is not a full summary of all of the terms and conditions of the respective Amended and Restated Employment Agreements and is qualified in its entirety by the full text of the respective Amended and Restated Employment Agreements, which are attached as Exhibit 10.1 (Mr. Borne), Exhibit 10.2 (Mr. Redman) and Exhibit 10.3 (Mr. Jeter), respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Shell Company Transactions.

Not applicable

(d)	Exhibits.

10.1	Amended and Restated Employment Agreement dated December 30, 2009 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and William F. Borne

10.2	Amended and Restated Employment Agreement dated December 30, 2009 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Dale E. Redman

10.3	Amended and Restated Employment Agreement dated December 30, 2009 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Jeffrey D. Jeter

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/S/ DALE E. REDMAN
Dale E. Redman Chief Financial Officer and Duly Authorized Officer

DATE: January 5, 2010

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated December 30, 2009 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and William F. Borne

10.2	Amended and Restated Employment Agreement dated December 30, 2009 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Dale E. Redman

10.3	Amended and Restated Employment Agreement dated December 30, 2009 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Jeffrey D. Jeter

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